UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 13, 2005

Impreso, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29883	75-2849585
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

652 Southwestern Blvd, Coppell, Texas		75019
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-462-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 13, 2005, the Company’s wholly owned water bottling subsidiary, Alexa Springs, Inc., executed an amendment to the Equipment Lease transaction with General Electric Capital Corporation ("GE") amending and restating the principal owed.

The equipment lease agreement and other transaction documents (the "Agreement") contain standard representations, covenants and events of default for agreements of this type, including acceleration of payments upon certain events of default. Events of default under the agreement include a failure to punctually make payments when due, certain bankruptcy or insolvency-related conditions relating to the company, and a continuing failure or default regarding performance of applicable covenants or conditions in the Agreement.

Item 9.01 Financial Statements and Exhibits.

Amended & Restated Equipment Schedule No. 001 dated 10/26/04 to the Amended & Restated Master Lease Agreement dated 10/26/04 between Alexa Springs, Inc. as "Lessee" and General Electric Capital Corporation as "Lessor".

This Form 8-K/A No. 2 amends Item 2.03 of the Form 8-K of Impreso, Inc. dated October 26, 2004, and filed on November 1, 2004, and the Form 8-K/A dated December 21, 2004 and filed December 21, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Impreso, Inc.

October 19, 2005	By:	Marshall D. Sorokwasz

Name: Marshall D. Sorokwasz
Title: President

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Exhibit Index

Exhibit No.	Description

10.1	Amended & Restated Equipment Schedule No. 001 dated 10/26/04 to the Amended & Restated Master Lease Agreement dated 10/26/04 between Alexa Springs, Inc. as "Lessee" and General Electric Capital Corporation as "Lessor".